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                                                                    EXHIBIT 11.1

                STATEMENT RE: COMPUTATION NET LOSS PER SHARE AND
                          PRO FORMA NET LOSS PER SHARE

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
                                                                        THREE MONTHS                   SIX MONTHS
                                                                       ENDED JUNE 30,                ENDED JUNE 30,
                                                                 --------------------------    --------------------------
                                                                    1997           1996           1997           1996
                                                                 -----------    -----------    -----------    -----------
Weighted average common shares outstanding.....................   10,478,043      2,588,654     10,455,377      1,531,385
Effect of convertible preferred stock converted at date of
  issuance.....................................................           --      5,875,958             --      6,703,557
Effect of common equivalent shares issued by the Company during the twelve month period immediately preceding the Company's initial public offering in June 1996, as if they were
  outstanding for all periods presented prior to June 30, 1996
  (using the treasury stock method)............................           --             --             --         95,166
                                                                 -----------    -----------    -----------    -----------
Shares used in computing net loss per share and pro forma net
  loss per share...............................................   10,478,043      8,464,612     10,455,377      8,330,108
Net loss.......................................................  $(3,369,456)   $(3,089,933)   $(6,064,769)   $(5,451,193)
Net loss per share and pro forma net loss per share............  $     (0.32)   $     (0.37)   $     (0.58)   $     (0.65)
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